     Sub-Item 77O

ADVANTAGE FUNDS, INC.

Dreyfus Global Dynamic Bond Fund

On April 27, 2017, Dreyfus Global Dynamic Bond Fund (the "Fund"), a series of Advantage Funds, Inc., purchased 134 1.550% Senior Notes due 2019 issued by PepsiCo, Inc. (CUSIP No. 713448DR6) (the "Notes") at a purchase price of 99.925% of par, including underwriter compensation of 0.15%.  The Notes were purchased from Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, members of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member.  BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction.  The following is a list of the syndicate's members:

Academy Securities, Inc.

ANZ Securities, Inc.

Barclays Capital Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

ING Financial Markets LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

PNC Capital Markets LLC

Samuel A. Ramirez & Company, Inc.

SG Americas Securities, LLC

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on July 18, 2017.  These materials include additional information about the terms of the transaction.

Fund Name: Dreyfus Global Dynamic Bond Fund_______________________________

EXHIBIT B
PRE-PURCHASE APPROVAL FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: Dreyfus Global Dynamic Bond Fund _______________________

2. Anticipated Purchase Date: 27/04/2017_________________

3. Total Net Assets of Account/Fund: $42,846,979__________________

4. Type and Description of Security to be Purchased: PepsiCo Inc 1.55% Bds 02/05/2019 USD _________________________

5. Credit Rating of Security (Rating/Rating Agency): (A+/S&P) (A1/Moodys) ___________________________________

6. Name of Underwriting Syndicate Dealer Effecting Transaction: Deutsche Bank, JP Morgan, Morgan Stanley_______________

7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets LLC_____________________________

8. Issue Size: 750,000,000____________________

9. CUSIP: 713448DR6 _______________

10. Amount Purchased by Account/Fund: 134 units______________________________

11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.018%______________

12. Amount Purchased as a Percentage of Account/Fund Assets: 0.31%______________________

13. Purchase Price of Securities (if at par, so state): 99.925________________________________

14. Commission/Spread Received by Principal Underwriters: 0.15%_________________________

15. Yield (as applicable): 1.55%

16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase 1.55%

17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy
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Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes

2. Was Security Purchased on Offer Date? (Must be Yes): Yes

3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes

4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes

5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No

6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): N/A

8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): N/A
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REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) [x]

- This transaction complies with all applicable provisions of the *Policy For Purchases Of Debt & Equity Securities Underwritten By An*